SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement is dated as of September 16, 2005 by and between AMRES Holding, LLC, a Nevada limited liability company ("PURCHASER") and GunnAllen Financial, Inc., a Florida corporation ("SELLER").

                               W I T N E S S E T H

      WHEREAS, SELLER desires to sell warrants to acquire Four Hundred Fifty Thousand (450,000) shares (the "Warrants") of common stock of Anza Capital, Inc., a Nevada corporation ("Anza"), represented by two warrant agreements, copies of which are attached hereto as Exhibit A and Exhibit B, to PURCHASER on the terms and conditions set forth in this Securities Purchase Agreement (hereinafter called "Agreement"); and

      WHEREAS, PURCHASER desires to buy the Warrants on the terms and conditions set forth herein;

      NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:

                                    ARTICLE 1
                        SALE AND PURCHASE OF THE WARRANTS

      1.1 Sale of the Warrants. At the closing (the "Closing"), which shall occur on October 25, 2005 (the "Closing Date"), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, SELLER shall sell to PURCHASER, and PURCHASER shall purchase from SELLER, the Warrants.

      1.2 Instruments of Conveyance and Transfer. At the Closing, SELLER shall deliver to PURCHASER the Warrants and an Assignment of Warrants (the "Assignment"), a copy of which is attached hereto as Exhibit C, in form and substance satisfactory to PURCHASER as shall be effective to vest in PURCHASER all right, title and interest in and to all of the Warrants, as set forth in
Article 3 herein.

      1.3 Consideration and Payment for the Warrants. As consideration for the Warrants, PURCHASER shall pay the total purchase price of $5,000 (the "Purchase Price").

                                    ARTICLE 2
              REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

      2.1 The SELLER hereby represents and warrants that:

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            (a)   SELLER has title in and to the Warrants  free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever.

            (b) SELLER shall transfer title, in and to the Warrants, to PURCHASER free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

            (c) SELLER has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of SELLER.

      2.2. The PURCHASER hereby represents and warrants that:

            (a) The PURCHASER has the full right, power and authority to enter into this Agreement and to carry out and consummate the transaction contemplated herein. This Agreement constitutes the legal, valid and binding obligation of PURCHASER.

            (b) The PURCHASER acknowledges that investment in the Warrants involves substantial risks and is suitable only for persons of adequate financial means who can bear the economic risk of an investment in the Warrants for an indefinite period of time. PURCHASER further represents that it:

                  (1) has adequate means of providing for its current needs and possible personal contingencies, has no need for liquidity in its investment in the Warrants, is able to bear the substantial economic risks of an investment in the Warrants for an indefinite period, and, at the present time, can afford a complete loss of its investment;

                  (2) does not have an overall commitment to investments which are not readily marketable that is disproportionate to its net worth, and that its investment in the Warrants will not cause such overall commitment to become excessive;

                  (3) has such knowledge and experience in financial, tax and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants;

                  (4) has been given the opportunity to ask questions of and to receive answers from persons acting on Anza's behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which SELLER possesses or can acquire without unreasonable effort or expense. As a result, PURCHASER is cognizant of the financial condition, capitalization, and the operations of Anza, has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Warrants.

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            (c)   If, in the  opinion of counsel  for Anza,  the  PURCHASER  has acted in a manner inconsistent with the representations and warranties in this Securities Purchase Agreement, SELLER may refuse to transfer the Warrants until such time as counsel for Anza is of the opinion that such transfer will not require registration of the Securities under the Act or qualification of the Securities under applicable blue sky law or any other securities law. The PURCHASER understands and agrees that Anza may refuse to acknowledge or permit any disposition of the Securities that is not in all respects in compliance with this Securities Purchase Agreement and that Anza intends to make an appropriate notation in its records to that effect.

            (d) If the PURCHASER is an individual, the PURCHASER is over 21 years of age; and if the PURCHASER is an unincorporated association, all of its members are of such age.

      2.3 The PURCHASER further represents and warrants its understanding that the investment in the Warrants is highly speculative, PURCHASER is able to bear the economic risk of such investment. PURCHASER is an "Accredited Investor" because PURCHASER either:

            (i) has a net worth of at least $1,000,000 (including home and personal property), or

            (ii) had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Purchaser's spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

      For purposes of this Securities Purchase Agreement, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse: (i) the amount of any interest income received which is tax-exempt under
Section 103 of the Internal Revenue Code of 1986, as amended, (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

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      For purposes of this Securities Purchase Agreement,  "joint income" means,
"adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and
(iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

      For the purposes of the Securities Purchase Agreement, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

                                    ARTICLE 3
                        CLOSING AND DELIVERY OF DOCUMENTS

      3.1 Closing. The Closing shall occur immediately upon receipt by the SELLER of the Purchase Price and the receipt by PURCHASER of the Assignment and the Warrants. The Closing shall occur on the Closing Date.

      3.2 Conditional Closing. The Closing shall be subject to the closing of the transaction contemplated by that certain Common Stock Purchase Agreement dated September 15, 2005, by and between Rinehart, PURCHASER, Viking Investments USA, Inc., a Delaware corporation ("Viking") and Anza.

                                    ARTICLE 4
                        TERMINATION, AMENDMENT AND WAIVER

      4.1  Termination.  Notwithstanding  anything to the contrary  contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned only by the mutual consent of all of the parties. Following the Closing Date, this Agreement may be terminated by either party upon delivery of written notice to the other party.

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      4.2 Waiver and Amendment. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all parties hereto.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

      5.2 Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or by facsimile transmission. Notices shall be deemed to have been received on the date of personal delivery or facsimile transmission. Notices shall be sent to the addresses set forth below:

         If to SELLER:

                                    GunnAllen Financial, Inc.
                                    5002 W. Waters Avenue
                                    Tampa, FL 33634
                                    Attn:  Norman K. Farra, Managing Director
                                    Facsimile (610) 869-9260

         If to PURCHASER:
                                    AMRES Holding, LLC
                                    3200 Bristol Street, Suite 700
                                    Costa Mesa, CA  92626
                                    Attn:  Vincent Rinehart, Managing Member
                                    Facsimile (714) 424-0389

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      5.3  Arbitration.  If a dispute or claim shall  arise  between the parties with respect to any of the terms or provisions of this Agreement, or with respect to the performance by any of the parties under this Agreement, then the parties agree that the dispute shall be arbitrated in Orange County, California, before a single arbitrator, in accordance with the rules of either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc./Endispute ("JAMS/Endispute"). The selection between AAA and JAMS/Endispute rules shall be made by the claimant first demanding arbitration. The arbitrator shall have no power to alter or modify any express provisions of this Agreement or to render any award that by its terms affects any such alteration or modification. The parties to the arbitration may agree in writing to use different rules and/or arbitrator(s). In all other respects, the arbitration shall be conducted in accordance with Part III, Title 9 of the California Code of Civil Procedure. The parties agree that the judgment award rendered by the arbitrator shall be considered binding and may be entered in any court having jurisdiction as stated in Section 5.5 of this Agreement. Alternatively, the Parties agree to consider mediation prior to arbitration should a dispute arise. The provisions of this Paragraph shall survive the termination of this Agreement.

      5.4 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

      5.5 Venue. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California, County of Orange, for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

      5.6  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

      5.7 Expenses and Attorneys' Fees. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

      5.8 Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written hereinabove.

"PURCHASER"                                          "SELLER"

AMRES Holding, LLC                                   GunnAllen Financial, Inc.
a Nevada limited liability company                   a Florida corporation

 /s/  Vincent Rinehart                                 /s/  Norman K. Farra
-------------------------------------------          ---------------------------
By:      Vincent Rinehart                            By:      Norman K. Farra
Its:     Managing Member                             Its:     Managing Director

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                                    Exhibit A

                                Warrant Agreement

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                                    Exhibit B

                                Warrant Agreement

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                                    Exhibit C

                             Assignment of Warrants

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